                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

[ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Teltrend Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

        ------------------------------------------------------------------------

                                [TELTREND LOGO]

                                 TELTREND INC.
                               620 STETSON AVENUE
                          ST. CHARLES, ILLINOIS 60174
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                              ON DECEMBER 11, 1997
                          ---------------------------

TO THE STOCKHOLDERS OF TELTREND INC.:

     The annual meeting of stockholders of Teltrend Inc. (the "Company") will be held on Thursday, December 11, 1997 at 9:00 a.m., local time, at the Company's headquarters, 620 Stetson Avenue, St. Charles, Illinois 60174, for the following purposes:

        1. To elect directors;

        2. To consider and take action upon a proposal to approve the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan;

        3. To ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ending July 25, 1998; and

        4. To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

     The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

     The Board of Directors has fixed the close of business on October 17, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting.

     Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person.

                                          By Order of the Board of Directors

                                          /s/ DOUGLAS P. HOFFMEYER
                                          Douglas P. Hoffmeyer
                                          Vice President, Finance, Secretary and
                                          Treasurer

St. Charles, Illinois
October 31, 1997

                                 TELTREND INC.
                               620 STETSON AVENUE
                          ST. CHARLES, ILLINOIS 60174
                          ---------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 11, 1997
                          ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltrend Inc., a Delaware corporation (the "Company"), of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, December 11, 1997 at 9:00 a.m., local time, at the Company's headquarters, 620 Stetson Avenue, St. Charles, Illinois 60174, and at any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying proxy are being mailed to stockholders of the Company commencing on or about October 31, 1997. The mailing address of the principal executive offices of the Company is 620 Stetson Avenue, St. Charles, Illinois 60174.

RECORD DATE AND SHARES OUTSTANDING

     Holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on October 17, 1997 are entitled to notice of and to vote at the Annual Meeting. As of October 17, 1997, there were 6,436,321 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote. The Common Stock is traded on the Nasdaq National Market.

VOTING AND QUORUM

     Three proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein: (i) the election of seven individuals to the Company's Board of Directors; (ii) the approval of the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan; and (iii) the ratification of the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 25, 1998.

     All properly executed, unrevoked proxy cards received pursuant to this solicitation prior to the close of voting will be voted as directed therein. Any stockholder who has given a proxy may revoke it at any time prior to its use at the Annual Meeting by executing and delivering to the Secretary of the Company a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be delivered to Teltrend Inc., 620 Stetson Avenue, St. Charles, Illinois 60174, Attention:
Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock as of October 17, 1997, present at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast and entitled to vote in the election at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting.

     Stockholders may vote in favor of or withhold authority to vote for the nominees for election as directors listed herein. Similarly, stockholders may vote in favor of, against or abstain from voting with respect to the proposal to approve the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan and the proposal to ratify the appointment of the Company's independent auditors described herein. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Directions to withhold authority, because directors are elected by a plurality of votes cast, will have no effect on the election of directors. Broker non-votes, because they are not considered "votes cast," are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting. Abstentions will have the effect of a vote against the proposal being considered.

     If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director as listed herein, (b) FOR approval of the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan, (c) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 25, 1998, and (d) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 26, 1997 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TELTREND INC., 620 STETSON AVENUE, ST. CHARLES, ILLINOIS 60174,
ATTENTION: SECRETARY.

                                 ANNUAL REPORT

     The Company's annual report to stockholders for the fiscal year ended July 26, 1997 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of October 17, 1997 (except as otherwise indicated) with respect to the beneficial ownership of the Company's Common Stock by (a) each director and nominee for director of the Company, (b) each of the executive officers of the Company named in the Summary Compensation Table, (c) all directors and executive officers of the Company as a group, and (d) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Except as otherwise indicated, all the persons listed below have the sole voting and investment power with respect to all shares held by them, except to the extent such power may be shared with a spouse.

                                                         NUMBER             PERCENT
               NAME OF BENEFICIAL OWNER                 OF SHARES           OF CLASS
               ------------------------                 ---------           --------
Heartland Advisors, Inc...............................   964,800(1)           14.9%
  790 N. Milwaukee St.
  Milwaukee, WI 53202
Kaufman Fund, Inc.....................................   565,000(2)            8.8%
  140 E. 45th Street
  43rd Floor
  New York, New York 10017
State of Wisconsin Investment Board...................   534,600(3)            8.3%
  P.O. Box 7842
  Madison, WI 55707
Howard L. Kirby, Jr.*+................................   146,050(4)            2.2%
Gilbert H. Hosie*.....................................    40,270(5)             **
Laurence L. Sheets*...................................    43,770(6)             **
Douglas P. Hoffmeyer*.................................    41,770(7)             **
Michael S. Grzeskowiak*...............................    41,770(8)             **
Carl M. Mueller+......................................     4,895(9)             **
Frank T. Cary+........................................     3,815(9)             **
William R. Delk+......................................     3,400(9)(11)
Bernard F. Sergesketter+..............................     3,500(9)             **
Susan B. Major+.......................................        --                **
Donald R. Hollis+.....................................     4,000(10)(12)        **
Harry Crutcher, III+..................................     3,100(10)            **
All directors and executive officers as a group (17
  persons)............................................   406,549(13)           6.1%

-------------------------
  *  Executive Officer

 +  Current Director

 **  Less than one percent

 (1) Includes stock held by Heartland Advisors, Inc. on August 13, 1997 based on a letter from Lorraine J. Koeper, Senior Vice President and General Counsel of Heartland Advisors, Inc., dated August 13, 1997.

 (2) Includes stock held by the Kaufman Fund, Inc. on December 31, 1996 as reported on a Schedule 13G as filed with the Securities and Exchange Commission February 19, 1997.

 (3) Includes stock held by the State of Wisconsin Investment Board on January 23, 1997 as reported on a Schedule 13G as filed with the Securities and Exchange Commission January 23, 1997.

 (4) Includes currently exercisable options to purchase 63,500 shares of Common Stock at an exercise price per share of $16.00.

 (5) Includes currently exercisable options to purchase 26,170 shares of Common Stock at an exercise price per share of $0.16 and includes currently exercisable options to purchase 14,100 shares of Common Stock at an exercise price per share of $16.00.

                                                footnotes continued on next page

 (6) Includes currently exercisable options to purchase 17,600 shares of Common Stock at an exercise price per share of $16.00.

 (7) Includes currently exercisable options to purchase 15,600 shares of Common Stock at an exercise price per share of $16.00.

 (8) Includes currently exercisable options to purchase 15,600 shares of Common Stock at an exercise price per share of $16.00.

 (9) Includes currently exercisable options to purchase 3,000 shares of Common Stock at an exercise price per share of $41.00.

(10) Includes currently exercisable options to purchase 3,000 shares of Common Stock at an exercise price per share of $35.75.

(11) Includes 400 shares of Common Stock currently held by Mr. Delk's wife.

(12) Includes 1,000 shares of Common Stock held by the Hollis Family Limited Partnership, of which Mr. Hollis is the general partner.

(13) Includes currently exercisable options to purchase 197,205 shares of Common Stock at exercise prices ranging from $.16 to $41.00 per share.

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Bylaws (the "Bylaws") set the number of directors of the Company at between three and nine, which number may be changed from time to time by the Board of Directors. The Board of Directors currently consists of eight directors. Mr. Carl M. Mueller*, a current member of the Board of Directors, has notified the Company of his intention to not stand for re-election at the Annual Meeting. The Board of Directors, in response to Mr. Mueller's announcement, has reset the number of directors of the Company to seven effective as of December 11, 1997. All directors of the Company are elected at the Company's annual meeting of stockholders and hold office until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

     The Board of Directors has nominated the following individuals for election as directors of the Company at the Annual Meeting: Frank T. Cary; Harry Crutcher, III; William R. Delk; Donald R. Hollis; Howard L. Kirby, Jr.; Susan B. Major; and Bernard F. Sergesketter.

     While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable to or for good cause will not serve as a director, the persons listed in the enclosed proxy shall vote such proxy, if properly executed and returned and unrevoked, for such other person or persons as shall be recommended by the Board of Directors or the Board of Directors may, in its discretion, reduce the number of directors to be elected. The affirmative vote of a plurality of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

     The name of and certain information regarding the nominees, each being a current director of the Company, for election as a director of the Company at the Annual Meeting appears below. Prior to the Company's initial public offering in June 1995 (the "IPO"), the Company's operations were conducted through an indirect subsidiary, Teltrend Subsidiary Inc. (the "Operating Subsidiary"), which the Company owned through its direct subsidiary, TI Holdings Inc. (the "Holding Subsidiary"). In connection with the

---------------

* Mr. Mueller has been a director of the Company since September 1990. Mr. Mueller served as chairman of the Board until the Company's annual meeting of stockholders in February 1997. Mr. Mueller retired as Vice Chairman of Bankers Trust Company in June 1985. Mr. Mueller is a director of BT Capital Partners Corporation and Cabot Oil & Gas Corporation. Mr. Mueller is also a director of AEA Investors Inc. ("AEA"), a private investment firm which, prior to the Company's initial public offering, owned 49% of the voting securities of and provided certain financing to the Company. Mr. Mueller is 77 years old.

IPO, the Holding Subsidiary and Operating Subsidiary were merged into the Company (the "Mergers"). Effective April 7, 1995, each executive officer of the Operating Subsidiary was appointed an executive officer of the Company in contemplation of the IPO and Mergers. Accordingly, all references to Mr. Kirby's service as an executive officer of the Company prior to April 7, 1995 shall be deemed to refer to his service as an executive officer of the Operating Subsidiary.

     HOWARD L. KIRBY, JR., PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS -- Mr. Kirby has served as the President, the Chief Executive Officer and a director of the Company since January 1990. Mr. Kirby was named Chairman of the Board of Directors in February 1997. Mr. Kirby began his career in the telecommunications industry in 1962 with Collins Radio Company (which subsequently became a part of Rockwell International Corporation), where he spent 20 years in various management positions in engineering, marketing and sales. From 1982 to 1984, Mr. Kirby was the Director of Planning and Business Development for U.S. Telephone, now part of Sprint Corporation. In 1984, Mr. Kirby became the Vice President and General Manager at Pulse Communications, Inc., a subsidiary of Hubbell Incorporated, and held that position until he joined the Company in 1990. Mr. Kirby is 61 years old.

     FRANK T. CARY, DIRECTOR -- Mr. Cary has been a director of the Company since January 1989. Mr. Cary is a former Chairman of the Board and Chief Executive Officer of International Business Machines Corporation. He is a director of Celgene Corporation, Cygnus Inc., ICOS Corporation, Lexmark International, Inc., Lincare Holdings, Inc., SEER Technologies, SPS Transaction Services, Inc. and Vion Pharmaceuticals, Inc. Mr. Cary is 76 years old.

     HARRY CRUTCHER, III, DIRECTOR -- Mr. Crutcher has been a director of the Company since July 1996. He has been a practicing attorney for more than thirty years, specializing in financial transactions. He spends the majority of his time as a business, management and financial consultant. His companies, Crutcher Enterprises, Inc. and Resorts Financial Services Co., are involved in acquisitions, restructurings and strategic planning related to operating businesses, particularly in the resort and hospitality industry. Mr. Crutcher is 59 years old.

     WILLIAM R. DELK, DIRECTOR -- Mr. Delk has been a director of the Company since January 1996. Mr. Delk has over 35 years experience in the telecommunications industry, having held various positions from 1959 to 1984 with Southern Bell and from 1984 to 1994 with BellSouth Corporation and its subsidiaries. Mr. Delk retired in December 1994 as Vice President of BellSouth Telecommunications, Inc., a position he had held since April 1993 and in which his responsibilities included procurement, supply handling and delivery, service management and other support functions for a nine-state operation. From January 1988 through March 1993, Mr. Delk was a Vice President of BellSouth Enterprises, Inc., responsible for personnel and executive compensation, information systems and public relations. Mr. Delk is 59 years old.

     DONALD R. HOLLIS, DIRECTOR -- Mr. Hollis has been a director of the Company since July 1996. Mr. Hollis is currently the president of DRH Strategic Consulting, Inc., which assists clients in developing strategies for leveraging technology, and the president of Hollis Enterprises of Vermont, Inc., which provides services to consumers and small businesses. Mr. Hollis is also a director of Deluxe Corp., Open Port Technology and Information Advantage, Inc. From 1981 to 1996, Mr. Hollis was an Executive Vice President of First Chicago Corporation ("First Chicago"), responsible for First Chicago's technology and commercial transaction processing business. Prior to that, Mr. Hollis held various positions at Chase Manhattan Bank, Interactive Data Corporation, the Glidden Company and Smith-Corona Marchant. Mr. Hollis is 61 years old.

     SUSAN B. MAJOR, DIRECTOR -- Ms. Major has been a director of the Company since April 1997. Ms. Major is a Vice President for A.T. Kearney Executive Search, a worldwide executive search company with its corporate headquarters in Chicago, Illinois. Prior to joining A.T. Kearney Executive Search in April 1997, Ms. Major had extensive experience in the telecommunications industry. Most recently, Ms. Major served as the Director of Paging and Wireless Data for Ameritech Cellular Services, Inc., where she was responsible for the company's paging and wireless data operations from April 1995 to March 1997. Prior to that, Ms. Major held various positions at Motorola Inc. between 1981 and 1995, including Director of Strategic Marketing for the wireless data group, where she was involved in the development of cellular subscriber, wireless data and two-way radio products. Prior to that, she marketed products for the transmission products division of AT&T Corp. ("AT&T"). Ms. Major is 45 years old.

     BERNARD F. SERGESKETTER, DIRECTOR -- Mr. Sergesketter has been a director of the Company since January 1996. Since August 1994, Mr. Sergesketter has been the President and Chief Executive Officer of Sergesketter & Associates Inc., a firm which provides consulting services in the areas of marketing telecommunications and quality management. Prior to that, Mr. Sergesketter held various positions (including positions in engineering, finance, sales and marketing) during his 36-year career with AT&T including, from January 1983 to August 1994, Vice President -- Central Region. As Vice President -- Central Region of AT&T, Mr. Sergesketter's principal responsibilities were for AT&T's sales and marketing operations in the Midwest. Mr. Sergesketter is 61 years old.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company met seven times during the fiscal year ended July 26, 1997. The Board of Directors presently has four standing committees -- an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Audit Committee met once during the fiscal year ended July 26, 1997. The Compensation Committee consisted of all of the Company's non-employee directors (i.e., all of the directors except Mr. Kirby) until August 1997 and did not meet apart from regularly scheduled Board of Director meetings in fiscal 1997. The Nominating Committee and the Executive Committee are newly formed committees and, consequently, did not meet in fiscal 1997. The Company anticipates that the Board of Directors will hold four regular meetings each year.

     The Audit Committee recommends the Company's independent auditors and consults with them regarding the scope, timing and results of their audit and Company's internal accounting controls. Further, the Audit Committee reviews related party transactions in accordance with the rules promulgated by the National Association of Securities Dealers, Inc. The current members of the Audit Committee are Frank T. Cary, William R. Delk and Susan B. Major.

     The Compensation Committee reviews and sets the salaries and incentive compensation for the executive officers (except for the Chief Executive Officer's compensation, which is set by the full Board of Directors), the directors and other key personnel of the Company. The Compensation Committee also generally administers the Company's stock option plans. In its capacity as administrator of the Company's stock option plans, the Compensation Committee grants stock options and determines the terms thereof. The current members of the Compensation Committee are Frank T. Cary, William R. Delk and Susan B. Major.

     The Nominating Committee reviews and recommends qualified candidates for membership to the Board of Directors and to the several committees of the Board of Directors. The current members of the Nominating Committee are Harry Crutcher, III, William R. Delk and Howard L. Kirby, Jr.

     The Executive Committee, while the Board is not in session, has all the power and exercises all the duties (with certain limitations) of the Board of Directors in the management of the Company's business which may lawfully be delegated to it by the Board. The current members of the Executive Committee are Howard L. Kirby, Jr., Bernard F. Sergesketter, Donald R. Hollis and Harry Crutcher, III.

     The Board of Directors will consider nominees for director recommended by stockholders. However, the Company's Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of the Company. See "Procedure for Submitting Stockholder Proposals."

     All of the Company's current directors attended at least 75% of the meetings of the Company's Board of Directors and committees thereof on which they served during the fiscal year ended July 26, 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company (currently Howard Kirby, Jr., the Chairman of the Board of Directors) receive no additional compensation for serving on the Board of Directors or its committees. All directors who are not employees of the Company are compensated at the rate of $20,000 per year, plus $1,000 per Board meeting attended and reimbursement for expenses incurred in attending such meetings. Such directors who serve on a committee of the Board receive no additional compensation, except they receive $1,000 for each committee meeting attended which occurs on a date on which there is not also a meeting of the Board of Directors. In addition, under the Teltrend Inc. 1996 Non-Employee Director Stock Option Plan (the "1996 Director Option Plan") each director who is not an employee of the Company or its subsidiaries receives upon his or her initial election to the Board a one-time grant of an option to purchase 12,000 shares of Common Stock. At the Annual Meeting, stockholders will be asked to approve the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan (the "1997 Director Option Plan"), in which event the 1996 Director Option Plan will be terminated and all outstanding options thereunder canceled. See "Approval of the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan."

                             EXECUTIVE COMPENSATION

     The following table sets forth in summary form the aggregate compensation earned by the President and Chief Executive Officer and each of the four additional most highly compensated executive officers of the Company (collectively, with the President and Chief Executive Officer, the "Named Executive Officers") for services rendered in all capacities to the Company for the Company's fiscal years ended July 26, 1997, July 27, 1996 and July 29, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                  AWARDS(1)
                                                  ANNUAL COMPENSATION            ------------
                                           ----------------------------------     SECURITIES
                                                                 OTHER ANNUAL     UNDERLYING        ALL OTHER
          NAME AND               FISCAL    SALARY      BONUS     COMPENSATION      OPTIONS       COMPENSATION(2)
     PRINCIPAL POSITION           YEAR       ($)        ($)          ($)             (#)               ($)
     ------------------          ------    ------      -----     ------------     ----------     ---------------
Howard L. Kirby, Jr..........     1997     235,000     95,000       7,462(3)            --            5,579
  President and Chief             1996     219,519    250,000          --               --            4,085
  Executive Officer               1995     200,000    200,000          --          127,000(5)         2,923
Gilbert H. Hosie.............     1997     140,000     30,000       3,897(3)            --               --
  Vice President, RBOC            1996     137,789     90,000         614(3)            --               --
  Sales                           1995     134,827     75,000          --           28,200(5)            --
Laurence L. Sheets...........     1997     140,000     30,000       2,500(4)            --            5,467
  Vice President/General          1996     137,789     90,000       2,000(4)            --            3,752
  Manager, Broadband              1995     132,231     70,000       1,000(4)        35,200(5)         1,454
  Products and Chief
  Technical Officer
Douglas P. Hoffmeyer.........     1997     138,000     35,000          --               --            5,389
  Vice President, Finance,        1996     134,462     90,000          --               --            3,785
  Secretary and Treasurer         1995     128,769     75,000          --           31,200(5)         1,950
Michael S. Grzeskowiak.......     1997     135,000     25,000          --               --            5,001
  Vice President,                 1996     132,789     70,000          --               --            3,752
  Operations                      1995     128,769     65,000          --           31,200(5)         1,888

-------------------------
(1) The compensation for the Company's executives does not include restricted stock awards or payouts pursuant to any long-term incentive plans; therefore, these columns are omitted from the Summary Compensation Table.

(2) Reflects amounts contributed by the Company to the Teltrend Retirement Investment Plan on behalf of each respective Named Executive Officer.

(3) Reflects amounts paid by the Company for automobile expenses.

(4) Reflects amounts paid by the Company in respect of patent awards.

(5) Represents options to purchase Common Stock granted pursuant to the Teltrend Inc. 1995 Stock Option Plan at an exercise price of $16.00 per share. The options granted vest and become exercisable as to 25% of the shares covered thereby on the first anniversary of the date of grant and as to an additional 25% of such shares on each of the next three anniversaries of the date of grant.

OPTION HOLDINGS

     The following table sets forth certain information concerning the number and value of securities underlying options held by each of the Named Executive Officers at the end of the fiscal year ended July 26, 1997.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                             OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                            ----------------------------    ----------------------------
                   NAME                     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                     -----------    -------------    -----------    -------------
Howard L. Kirby, Jr.......................   63,500(2)       63,500(2)      $ 55,563(2)      $55,563(2)
Gilbert H. Hosie..........................   40,270(3)       14,100(2)       449,769(3)       12,338(2)
Laurence L. Sheets........................   17,600(2)       17,600(2)        15,400(2)       15,400(2)
Douglas P. Hoffmeyer......................   15,600(2)       15,600(2)        13,650(2)       13,650(2)
Michael S. Grzeskowiak....................   15,600(2)       15,600(2)        13,650(2)       13,650(2)

-------------------------
(1) Values for "in-the-money" options represent the positive spread between the respective exercise prices of outstanding options and the value of securities underlying such options as of July 26, 1997.

(2) Reflects options to purchase Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan.

(3) Reflects options to purchase 26,170 shares of Common Stock at an exercise price of $0.16 per share granted pursuant to the Company's option plan in effect prior to the IPO (as adjusted in connection with and to give effect to the recapitalization of the Company undertaken in connection with the
    IPO). Also, reflects options to purchase 14,100 shares of Common Stock at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan.

OPTION REPRICING TABLE

     The following chart sets forth certain information concerning the repricing of options held by the Company's executive officers since the Company became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                             OPTION REPRICING TABLE

                                NUMBER OF
                                SECURITIES                  EXERCISE
                                UNDERLYING   MARKET PRICE   PRICE AT                     LENGTH OF
                                 OPTIONS     OF STOCK AT     TIME OF                  ORIGINAL OPTION
                                 REPRICED      TIME OF      REPRICING     NEW          TERM REMAINING
                                    OR       REPRICING OR      OR       EXERCISE         AT DATE OF
                                 AMENDED      AMENDMENT     AMENDMENT    PRICE          REPRICING OR
        NAME            DATE       (#)           ($)           ($)        ($)            AMENDMENT
        ----           ------   ----------   ------------   ---------   --------      ----------------
Jack Parker..........  2/7/97     30,000        $17.50       $46.25      $20.00(1)    9 years 6 months
  Vice President/
  General Manager,
  DLC, VF and T1/
  Wireless Products

-------------------------
(1) Reflects options to purchase Common Stock at a price per share of $20.00 which vest and become exercisable as to 25% of the shares covered thereby on each of the first four anniversaries of the date of the replacement grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     None of the Named Executive Officers has an employment agreement with the Company, nor are any of the Named Executive Officers party to any agreements entitling him to termination or severance payments upon a change in control of the Company, except that non-vested stock options held by employees of the Company generally vest and become exercisable upon certain change of control transactions involving the Company. The Company's policy is to enter into confidentiality agreements with each of its key employees, including the Named Executive Officers, pursuant to which such employees agree not to disclose any confidential and proprietary information of the Company or third parties to whom the Company is obligated to keep such information confidential.

     The Report of the Compensation Committee on Executive Compensation and the Performance Graph below, as well as the Option Repricing Table on page 9, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and sets the salaries and incentive compensation for the executive officers (except for the Chief Executive Officer's compensation, which is set by the full Board of Directors), the directors and other key personnel of the Company. The Compensation Committee also generally administers the Company's stock option plans. In its capacity as administrator of the Company's stock option plans, the Compensation Committee grants stock options and determines the terms thereof. In the past, the Compensation Committee consisted of each member of the Company's Board of Directors, except Mr. Kirby. In August 1997, the directors voted to reduce the membership in the Compensation Committee to three directors and elected three directors to serve on the Compensation Committee. The current members of the Compensation Committee are Frank T. Cary, William R. Delk and Susan B. Major. The Compensation Committee reviews the Company's compensation program, including its executive compensation program, to ensure that the Company continues to adhere to its compensation philosophy. In conducting its review of executive compensation matters, the Compensation Committee, from time to time, utilizes the compensation data and advisory services of independent compensation consultants.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program is based on principles designed to align the Company's executive compensation with the Company's objectives, management initiatives and business and financial performance. These principles are applied by the Compensation Committee to: (i) attract, motivate and retain executives of the highest quality; (ii) link the total annual compensation of each executive officer to such executive's individual performance, the performance of the business unit he manages, and the Company's overall performance; and (iii) provide long-term incentives for consistent high levels of performance.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

     The Company's total compensation program for its executive officers consists of both cash and equity-based compensation. Each executive officer's annual compensation consists of a base salary, eligibility for matching and discretionary contributions to the Teltrend Retirement Investment Plan and eligibility for an annual bonus under the Company's informal cash bonus plan. The Chief Executive Officer generally proposes the base salary and cash bonus for each of the Company's executive officers. The Compensation Committee proposes the Chief Executive Officer's base salary and bonus to the Board of Directors. The recommendations are based on the subjective evaluation of a number of factors and criteria, including the compensation paid by the Company to its executive officers during the immediately preceding fiscal year, the rate of inflation, the Company's performance during the fiscal year, the Company's strategic objectives, and the compensation paid to the executive officers of certain other companies, which the Chief Executive Officer and the Compensation Committee believe are comparable to the Company based on their location or the nature of their business. The weight and importance given each year to the foregoing factors, the individual components of each factor and the decision whether to consider additional factors lies within the subjective discretion of the Chief Executive Officer (as to his proposals) and the Compensation Committee. In addition to annual compensation, the Company provides long-term incentives to its executive officers through its stock option plans. Because the compensation levels of the Company's executive officers are generally below compensation levels that would be affected by the limitations on the deduction of executive salaries imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), the Compensation Committee has not formulated a policy with respect to Section 162(m).

FISCAL 1997 EXECUTIVE COMPENSATION

     The Compensation Committee determined the base salaries of the Company's executive officers during fiscal 1997 based upon the Chief Executive Officer's recommendations and its subjective evaluation of the factors and criteria described above. Fiscal 1997 salaries for the Company's executive officers were based largely on the salaries paid to such executive officers in fiscal 1996 and the salaries of executives of similarly situated companies. In fiscal 1997, the Company's executive officers received slight base salary increases, which averaged approximately 5%. For fiscal 1997, the base salaries for the Company's executive officers, recommended by the Chief Executive Officer and determined by the Compensation Committee, were, in general, at the medium range when compared to the base salaries of similarly situated companies' executives. The Compensation Committee does not, however, currently have an established policy with regard to the salaries of the Company's executive officers, including the salary of the Chief Executive Officer, relative to the salaries paid to other companies' executive officers.

     The Compensation Committee also determined the bonuses to be paid to the Company's executive officers for fiscal 1997 pursuant to the Company's informal cash bonus plan based upon the Compensation Committee's subjective evaluation of the factors and criteria described above, including the Company's financial performance compared to its peers and the Company's ability to meet its strategic objectives. Fiscal 1997 bonuses for the Company's executive officers were significantly lower than those awarded for fiscal 1996. The reduction in the bonuses was primarily due the Company's lower net sales, earnings per share and stock price. Despite the reduction, the Company provided bonuses to executives in an effort to reward those executives who had performed well within their specific markets and who had reacted well to the strategic challenges facing the Company.

     During fiscal 1997, upon the recommendations of management, the Compensation Committee subjectively determined that options should be granted to various management employees. The Chief Executive Officer and the other Named Executive Officers of the Company did not, however, receive any options in fiscal 1997. The Compensation Committee did not assign any measurable weight to any of the factors it considered in approving the grant of stock options to these managers. However, the Compensation Committee did consider the amounts and terms of prior option awards in determining the recipients of option grants in fiscal 1997.

FISCAL 1997 CHIEF EXECUTIVE OFFICER COMPENSATION

     In fiscal 1997, the Compensation Committee, after reviewing the Company's 1996 results and strategic achievements, established a base salary for the Chief Executive Officer of $235,000. The Chief Executive Officer participates in the informal cash bonus plan. For fiscal 1997, the Compensation Committee recommended a $95,000 cash bonus to the Chief Executive Officer under the informal cash bonus plan. This award was $155,000 smaller than the fiscal 1996 bonus award to the Chief Executive Officer due to the Company's lower net sales, stock price and earnings per share. However, the Compensation Committee, by recommending a bonus, desired to recognize the efforts of the Chief Executive Officer to improve the Company's strategic position by completing the acquisition of a company based in the United Kingdom, reacting skillfully to the efforts of the Company's principal customers to reduce expenses, expanding the Company's markets and planning for the Company's future. The Board of Directors awarded the Chief Executive Officer the compensation recommended by the Compensation Committee.

                                          THE COMPENSATION COMMITTEE,

                                          WILLIAM R. DELK
                                          FRANK T. CARY
                                          SUSAN B. MAJOR

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock from June 9, 1995 (the first trading day for the Company's Common Stock on the Nasdaq National Market system) through July 26, 1997 (the end of the Company's last fiscal year), with the cumulative total return of the Nasdaq Composite Stock Index and a peer group of companies selected in 1995 by the Company (the "Old Peer Group") for purposes of the comparison and a newly-selected peer group of companies (the "New Peer Group") for purposes of the comparison. Dividend reinvestment has been assumed and, with respect to companies in the Old Peer Group and the New Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG THE COMPANY, NASDAQ COMPOSITE INDEX, OLD PEER GROUP INDEX AND NEW PEER
                                  GROUP INDEX

                                                  NASDAQ
     MEASUREMENT PERIOD                         COMPOSITE        OLD PEER        NEW PEER
   (FISCAL YEAR COVERED)      TELETREND INC.      INDEX        GROUP INDEX     GROUP INDEX
JUNE 9, 1995                          100.00          100.00          100.00          100.00
JULY 29, 1995                         138.00          114.00          124.00          120.00
JULY 27, 1996                         230.00          124.00          182.00          188.00
JULY 26, 1997                         105.00          180.00          278.00          210.00

                                   JUNE 9, 1995    JULY 29, 1995    JULY 27, 1996    JULY 26, 1997
                                   ------------    -------------    -------------    -------------
Teltrend Inc...................      $100.00          $138.00          $230.00          $105.00
Nasdaq Composite Index.........      $100.00          $114.00          $124.00          $180.00
Old Peer Group Index...........      $100.00          $124.00          $182.00          $278.00
New Peer Group Index...........      $100.00          $120.00          $188.00          $210.00

     Assumes $100 invested on June 9, 1995 in the Company's Common Stock, the Nasdaq Composite Index, the Old Peer Group Index and the New Peer Group Index.

     The Old Peer Group selected by the Company is comprised of the following
Companies: ADC Telecommunications, Inc., ADTRAN, Inc., PairGain Technologies, Inc., Telco Systems, Inc. and Tellabs, Inc. ("Tellabs"). The Old Peer Group was selected by the Company in good faith based upon similarities in the nature of the businesses of the companies included in the Old Peer Group to the Company's business.

     The New Peer Group selected by the Company is identical to the Old Peer Group, except that Applied Digital Access Inc. ("ADA") is included instead of Tellabs. The Company believes the change is appropriate because ADA's business is more closely related to the Company's business than Tellabs' business.

            APPROVAL OF THE TELTREND INC. 1997 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

TELTREND INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  Background

     At the 1996 annual meeting of stockholders of the Company (the "1996 Annual Meeting"), the Company adopted the Teltrend Inc. 1996 Non-Employee Director Stock Option Plan (the "1996 Director Option Plan"). At the time, the Directors believed that the 1996 Director Option Plan would help the Company to attract and retain highly qualified individuals to serve on the Board of Directors and to align the interests of directors with those of stockholders by increasing directors' ownership of Common Stock. Pursuant to the 1996 Director Option Plan, each individual elected to serve as a director of the Company at the 1996 Annual Meeting who was not an employee of the Company received an option to purchase up to 12,000 shares of Common Stock. Since the 1996 Annual Meeting, each newly elected non-employee director of the Company has also received an option to purchase up to 12,000 shares of Common Stock on the date of his or her initial election to the Board pursuant to the 1996 Director Option Plan. Under the 1996 Director Option Plan, each non-employee director may receive only one option grant and all options generally vest as to 25% of the Common Stock subject thereto on each of the first four anniversaries of the date of grant.

     Since the adoption of the 1996 Director Option Plan, the Company's Common Stock has experienced a decline in market value and, as a consequence, most of the options granted under the 1996 Director Option Plan have exercise prices which are substantially higher than the fair market value of the Common Stock as of the date of this Proxy Statement. The options granted under the 1996 Director Option Plan currently have exercise prices ranging from $20.00 per share of Common Stock (in the case of the Company's most recently elected director) to $41.00 per share of Common Stock (with six out of the Company's seven non-employee directors having options with exercise prices in excess $35.00 per share). The closing sales price for the Company's Common Stock was $17.625 per share on October 17, 1997. As a consequence, the Board of Directors has re-examined the 1996 Director Option Plan and determined that a new and different stock option plan would more effectively attract and retain highly qualified individuals to serve as directors of the Company and promote maximization of long-term stockholder value by aligning the interests of directors and stockholders. The Board of Directors determined that a plan which provides for an initial grant of an option to purchase a smaller number of shares of Common Stock (that has an exercise price equal to the current trading price thereof), but that also provides an annual grant of options to those individuals who continue to serve as non-employee directors of the Company, would provide a more balanced incentive program for the Company's non-employee directors and more effective encouragement for the non-employee directors to promote the Company's continued growth.

  General

     As a consequence of the foregoing, the Board of Directors has adopted the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan (the "1997 Director Option Plan"), subject to the approval by the stockholders at the Annual Meeting. If adopted, the 1997 Director Option Plan would replace the 1996 Director Option Plan and all options previously issued under the 1996 Director Option Plan would be canceled.

  Summary of the 1997 Director Option Plan

     A summary of the 1997 Director Option Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 1997 Director Option Plan, which is attached to this Proxy Statement as Annex A.

     Only non-employee directors of the Company (i.e., members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries) will be eligible to participate in the 1997 Director Option Plan. Pursuant to the 1997 Director Option Plan, if approved, each individual elected as a director of the Company at the Annual Meeting who qualifies as a non-employee director will be granted an option (an

"Initial Option") to purchase up to 6,000 shares of Common Stock on December 11, 1997, the date of the Annual Meeting. Thereafter, each non-employee director who has not previously been granted any option under the 1997 Director Option Plan will receive an Initial Option to purchase up to 6,000 shares of Common Stock on the date of his or her initial election to the Board. Additionally, each continuing non-employee director will be granted an additional option (an "Annual Option") to purchase up to 1,500 shares of Common Stock on each anniversary of the date his or her Initial Option was granted. The Company anticipates that each of its six current non-employee directors who have been nominated for reelection (Messrs. Cary, Crutcher, Delk, Hollis and Sergesketter and Ms. Major) will, if elected at the Annual Meeting, qualify as a non-employee director of the Company as of such date. Accordingly, each of these individuals will be granted an Initial Option to purchase up to 6,000 shares of Common Stock on the terms described herein if the 1997 Director Option Plan is approved by the stockholders at the Annual Meeting (resulting in Initial Options to purchase up to 36,000 shares of Common Stock, in the aggregate, being granted). Because only non-employee directors of the Company will be eligible to participate in the 1997 Director Option Plan, no executive officer or other employee of the Company or other person will be granted an option to purchase Common Stock under the 1997 Director Option Plan.

     The exercise price of all options granted under the 1997 Director Option Plan will equal the fair market value per share of Common Stock on the grant date (determined generally by reference to the closing sales price for the Common Stock on the Nasdaq National Market on that date). Initial Options will generally vest and become exercisable as to 25% of the shares of Common Stock subject thereto on the first anniversary of the date of grant and as to an additional 25% of such Common Stock subject thereto on each of the next three anniversaries of the date of grant. All Annual Options granted under the 1997 Director Option Plan will generally vest and become exercisable on the first anniversary of the date of grant thereof. All options granted under the 1997 Director Option Plan will expire on the tenth anniversary of the date of grant. Payment of the option exercise price may be made in cash or in an equivalent thereof suitable to the Compensation Committee.

     Subject to adjustment as provided in the plan, the aggregate number of shares of Common Stock which may be issued upon the exercise of options granted pursuant to the 1997 Director Option Plan may not exceed 250,000. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares shall again be available under the plan. Shares of Common Stock issued upon the exercise of options granted under the 1997 Director Option Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     In the event of any change in all of the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, reorganization, merger, consolidation, combination or exchange of shares, separation, liquidation or similar event, or in the event of an extraordinary cash or non-cash dividend or distribution with respect to the Common Stock or similar transaction or event, an appropriate adjustment to reflect any such change or event shall be made in the total number and class of shares for which options may be granted under the 1997 Director Option Plan and, in order to preserve the benefits to persons then holding options granted under the 1997 Director Option Plan, the number and class of shares and exercise price per share of any outstanding options granted under the 1997 Director Option Plan.

     Options granted under the 1997 Director Option Plan will not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During an option grantee's lifetime, only the grantee or his or her legal or personal representative may exercise an option granted pursuant to the 1997 Director Option Plan. That portion of an option granted under the 1997 Director Option Plan that is exercisable on the date the holder thereof ceases to be a member of the Company's Board of Directors for any reason other than death or disability will generally remain exercisable for a period of 90 days thereafter (but in no event shall any option be exercisable after the stated expiration date) and the remainder will expire. In the event of a non-employee director's death or disability, all of such director's options granted under the 1997 Director Option Plan will become immediately exercisable and may generally thereafter be exercised for a period of one year (but in no event after the stated expiration date).

     The Board of Directors of the Company may amend the 1997 Director Option Plan at any time; provided, however, that no amendment shall (i) be made without the approval of the stockholders of the Company if stockholder approval of the amendment is at the time required for options under the 1997 Director Option Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, or any successor rule, or by the rules of any stock exchange or over-the-counter market on which the Common Stock may then be listed, or (ii) otherwise amend the 1997 Director Option Plan in any manner that would cause options under the plan not to qualify for the exemption provided by Rule 16b-3, or any successor rule. Notwithstanding any other provision of the 1997 Director Option Plan and to the extent required for options granted thereunder to qualify for exemption from Section 16(b) of the Exchange Act, in no event shall the provisions of the 1997 Director Option Plan regarding eligibility to participate in the plan and the amount, price and timing of options granted thereunder be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act, or the rules thereunder. The Board may terminate the 1997 Director Option Plan at any time.

     Upon certain "change of control" transactions involving the Company, as defined in the 1997 Director Option Plan, any and all outstanding options granted under the 1997 Director Option Plan will become immediately vested and exercisable in full.

1997 DIRECTOR OPTION PLAN BENEFITS

     The following table reflects the total number of shares of Common Stock underlying options that would have been granted to the Company's seven directors who are not executive officers of the Company had the 1997 Director Option Plan been in effect in fiscal 1997.

                               NEW PLAN BENEFITS

                                                  NUMBER OF OPTIONS(1)      DOLLAR VALUE
                                                 (SECURITIES UNDERLYING)        ($)
                                                 -----------------------    ------------
All Current
Non-Executive Directors
as a Group (seven persons).....................           42,000           Indeterminable(2)

-------------------------
(1) The Initial Options generally become exercisable at the rate of 25% per year on each of the first four anniversaries of the date of grant. Seven non-executive directors would have qualified for options granted under the 1997 Director Option Plan had it been in effect in fiscal 1997. Only six non-executive directors will qualify to receive options if the 1997 Director Option Plan is approved at the Annual Meeting. See "-- Teltrend Inc. 1997 Non-Employee Director Stock Option Plan -- Summary of the 1997 Director Option Plan."

(2) Dollar value will be realized only to the extent that the market value of the Common Stock on the date the option is exercised exceeds the exercise price of the option.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1997 Director Option Plan are non-qualified stock options for purposes of the Code. For federal income tax purposes, no director who is granted an option pursuant to the 1997 Director Option Plan will recognize taxable income upon grant. The Company will not be entitled to any deduction on its federal income tax returns in connection with the grant of these options.

     For federal income tax purposes, holders of options granted under the 1997 Director Option Plan will recognize ordinary income upon the exercise of their options in an amount equal to the excess of the fair market value of the shares acquired upon exercise, as of the date of exercise, over the exercise price. The Company generally will be entitled to deduct from its federal income taxes in a given year an amount equal to the income realized by an option holder in that year in connection with the exercise of options granted under the 1997 Director Option Plan.

ADMINISTRATION OF THE 1997 DIRECTOR OPTION PLAN

     Grants of options under the 1997 Director Option Plan will be automatic. All questions of interpretation of the 1997 Director Option Plan or any options issued thereunder generally will be determined by the Compensation Committee of the Board of Directors, and any such interpretations will be binding on all persons.

ADDITIONAL INFORMATION

     The closing sales price of the Common Stock on October 17, 1997, as reported on the Nasdaq National Market was $17.625.

     The affirmative vote of a majority of the votes cast and entitled to vote at the Annual Meeting on the proposal will constitute approval of the 1997 Director Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TELTREND INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company's books and records for the fiscal year ending July 25, 1998 and has determined that it would be desirable to ask the stockholders to ratify this appointment at the Annual Meeting.

     Ernst & Young LLP served as independent auditors of the Company's books and records for the fiscal year ended July 26, 1997 and has acted as auditors for the Company since the Company's 1989 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S BOOKS AND RECORDS FOR THE FISCAL YEAR ENDING JULY 25, 1998.

     The affirmative vote of the majority of the votes cast and entitled to vote at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as described herein. No determination has been made as to what action the Board of Directors would take if the appointment is not ratified.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Exchange Act, who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act.

     Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1997, the Company believes that all reports were filed on a timely basis, with the exception of initial Form 3 reports for Harry Crutcher III and Donald R. Hollis, which were due on August 11, 1996 (ten days after their election to the Company's Board of Directors) but were not filed until October 15, 1996 and an initial Form 3 report for Jack C. Parker, which was due on September 6, 1996 (ten days after his appointment as Vice President/General Manager, VF, DLC products) but was not filed until October 3, 1996.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for consideration at and for inclusion in the Company's proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement and proxy relating to the Company's 1998 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal executive offices not later than July 3, 1998 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of the Company. A copy of the Company's Bylaws may be obtained from the Secretary of the Company.

                               PROXY SOLICITATION

     Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The Company has retained the services of LaSalle National Bank to assist in the distribution of proxy materials and anticipates paying $1,500 for these services. The full cost of the preparation and mailing of this Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

                                 OTHER MATTERS

     Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. However, if other matters are properly presented for a vote at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

                                          By Order of the Board of Directors

                                          Douglas P. Hoffmeyer
                                          Douglas P. Hoffmeyer
                                          Vice President, Finance, Secretary and
                                          Treasurer

St. Charles, Illinois
October 31, 1997

                                    ANNEX A

                                 TELTREND INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE.

     The purpose of this Teltrend Inc. 1997 Non-Employee Director Stock Option Plan (the "PLAN") is to advance the interests of Teltrend Inc. (the "COMPANY") and its subsidiaries and stockholders by affording the Non-Employee Directors (as defined) of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Plan is to (i) attract and retain highly qualified people who are not employees of the Company or any of its subsidiaries to serve as directors of the Company, (ii) promote the growth and profitability of the Company by providing Non-Employee Directors with an additional incentive to achieve the Company's objectives through participation in its success and growth, and (iii) increase Non-Employee Directors' ownership of shares of the Company's common stock, $.01 par value per share.

2. DEFINITIONS.

     Unless the context clearly indicates otherwise, capitalized terms used and not elsewhere defined in this Plan shall have the meanings ascribed to such terms in this Section 2:

          "ANNUAL OPTION" means an Option granted pursuant to the provisions of
     Section 6(b) of this Plan.

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" has the meaning ascribed to such term in Section 3.1 of this Plan.

          "COMMON STOCK" means the common stock, $.01 par value per share, of the Company or, if by reason of the adjustment provisions of Section 5(b) of this Plan any rights under this Plan or an Option pertain to any other security, such other security.

          "COMPANY" means Teltrend Inc., a Delaware corporation.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the price per share of Common Stock at which an Option may be exercised.

          "FAIR MARKET VALUE" means, with respect to any date, the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the primary national securities exchange on which the Common Stock is listed, if not listed on the Nasdaq National Market) on such date (or, if there is no reported sale on such date, the closing sales price of the Common Stock on the last preceding date on which a reported sale occurred). During such times as there is not a market price determinable in accordance with the immediately preceding sentence, Fair Market Value shall mean the value of one share of Common Stock as determined by the Committee in good faith by any reasonable means.

          "GRANT DATE" means the date on which an Option is granted pursuant to this Plan.

          "INITIAL OPTION" means an Option granted pursuant to Section 6(a) of this Plan.

          "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Company or any of its subsidiaries as of the applicable Grant Date.

          "OPTION" means an option to purchase Common Stock granted under the provisions of Section 6 of this Plan. The Company intends that all Options granted pursuant to the Plan shall constitute nonqualified stock options and not incentive stock options within the meaning of Section 422 of the Code.

          "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing an Option.

          "OPTIONEE" means a Non-Employee Director who is granted an Option pursuant to this Plan or any other person or entity entitled to exercise an Option pursuant to the terms of this Plan.

          "PLAN" means this Teltrend Inc. 1997 Non-Employee Director Stock Option Plan.

          "PURCHASE PRICE" means the Exercise Price of an Option times the number of whole shares of Common Stock with respect to which such Option is exercised.

          "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be set forth from time to time.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

3. ADMINISTRATION.

     3.1 ADMINISTRATION OF PLAN. This Plan is intended to be a "formula plan" for purposes of note 3 to Rule 16b-3, and no administrative body shall have the power to take discretionary action with regard to any transaction under this Plan. Subject to the foregoing and the other terms and provisions of the Plan, the Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"), which shall have full power and authority to (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary or advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.2 DETERMINATIONS OF PLAN ADMINISTRATOR. A majority of the Committee shall constitute a quorum at any meeting of the Committee for the transaction of business with respect to the Plan, and all determinations of the Committee with respect to the Plan made at a meeting of the Committee shall be made by a majority of the members present at such meeting. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

     3.3 EFFECT OF DETERMINATIONS. No member of the Committee shall be personally liable for any action or determination made in good faith with respect to (i) the Plan or any Option, or (ii) any settlement of any dispute between an Optionee and the Company. Any decision made or action taken by the Committee with respect to an Option or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

     3.4 AUTHORITY OF BOARD. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to assume the Committee's administrative duties under the Plan, in which event the term "Committee" as used herein shall be deemed to mean the Board.

4. ELIGIBILITY.

     Only Non-Employee Directors shall be eligible to participate in this Plan.

5. SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN.

     (a) Subject to adjustment as provided in Section 5(b) below, the aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted pursuant to the Plan shall not exceed 250,000. To the extent that shares of Common Stock subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option, then such shares shall again be available under the Plan. Shares of Common Stock issued upon the exercise of Options granted under this Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event of any change in all of the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, reorganization, merger, consolidation, combination or exchange of shares, separation, liquidation or similar event, or in the event of any extraordinary cash or non-cash dividend or distribution with respect to the Common Stock or similar transaction or event, an appropriate adjustment to reflect any such change or event shall be made in the total number and class of shares for which Options may be granted under the Plan and, in order to preserve the benefits to persons then holding Options granted under the Plan, the number and class of shares and price per share of any Option theretofore granted to the extent such Option has not been exercised. Such adjustment shall be as determined by the Committee; provided, however, that any such computation shall be rounded to the nearest whole share and no such modification shall require the issuance of fractional shares.

6. TIMING AND SIZE OF OPTION GRANTS.

     (a) INITIAL GRANTS OF OPTIONS. Each Non-Employee Director as of the close of business on the date the Plan is approved by the stockholders of the Company in accordance with Section 9 hereof (the "APPROVAL DATE") shall be automatically granted an Option to purchase up to 6,000 shares of Common Stock on the Approval Date, and each Non-Employee Director who becomes a director of the Company after the Approval Date and who has not previously been granted any Option pursuant to the Plan shall be automatically granted an Option to purchase up to 6,000 shares of Common Stock on the date of such individual's initial election or appointment to the Board.

     (b) ANNUAL OPTION GRANTS. Each Non-Employee Director shall be automatically granted an additional Option to purchase up to 1,500 shares of Common Stock on each anniversary of the Grant Date for such Non-Employee Director's Initial Option under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by an Option Agreement in such form as the Committee shall approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

     (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares covered by the Option to which it pertains and shall provide for the adjustment thereof in accordance with Section 5(b) hereof.

     (b) EXERCISE PRICE. The Exercise Price of each Option granted pursuant to this Plan shall be 100% of the Fair Market Value of the Common Stock on the Grant Date of such Option.

     (c) EXERCISABILITY. Subject to Sections 7(d), 8 and 11 hereof, (i) each Initial Option shall vest and become exercisable with respect to 25% of the shares of Common Stock subject to such Option on the first anniversary of the Grant Date thereof, and as to an additional 25% of the shares of Common Stock subject to such Initial Option on each of the next three anniversaries of the Grant Date thereof, and (ii) each Annual Option shall vest and become exercisable with respect to 100% of the shares of Common Stock subject to such Annual Option on the first anniversary of the Grant Date thereof. Each Option shall terminate and be of no force and effect upon the tenth anniversary of the Grant Date of such Option.

     (d) TERMINATION OF SERVICE. If service on the Board by a Non-Employee Director terminates for any reason, other than disability or death, any outstanding Option of such Non-Employee Director thereafter may be exercised, to the extent exercisable at the time of such termination, for a period of 90 days from the date of such termination but in no event shall any portion of such Option be exercisable after (i) such 90-day period, or (ii) the stated expiration date of such Option, whichever occurs first. If service on the Board by a Non-Employee Director terminates by reason of such Non-Employee Director's disability or death, any then outstanding Option of such Non-Employee Director shall become immediately exercisable in full (without regard to any waiting period) and thereafter may be exercised for a period of one year from the date of such termination but in no event after (i) such one-year period, or (ii) the stated expiration date of such Option, whichever occurs first. The rights of the Non-Employee Director under the Plan may be exercised by such Non-Employee Director's guardian or legal or personal representative in the case of such Non-Employee Director's disability or death.

     (e) TRANSFERABILITY OF OPTIONS. During the lifetime of an Optionee, an Option or any portion thereof may be exercised only by the Optionee holding such Option and such Option shall not be assignable or transferable, except pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder); provided, however, that if an Optionee is disabled, an Option may be exercised by such Optionee's legal or personal representative. In the event of the death of an Optionee, no Option shall be transferable by such Optionee other than by will or under the laws of descent and distribution. The Company may require appropriate proof from any person of his or her right or power to exercise an Option or any portion thereof.

     (f) EXERCISE OF OPTIONS. An Option, or any portion thereof, may be exercised only to the extent it has vested and is outstanding and shall be exercised by delivery of (i) a written notice of exercise to the Secretary of the Company (which notice shall specify the number of shares being purchased pursuant to exercise of the Option) and (ii) payment of the full Purchase Price for the shares being purchased pursuant to exercise of the Option. The Purchase Price may be paid in cash or an equivalent thereof acceptable to the Committee (which equivalent shall be deemed to include a personal check payable to the order of the Company). Subject to Section 7(g), below, upon receipt of notice and payment of the Purchase Price as provided herein, the Company shall promptly issue and deliver to the Optionee a certificate or certificates for the number of shares of Common Stock as to which the exercise is made. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for fractional shares of Common Stock.

     (g) WITHHOLDING OF TAXES. The Company shall be entitled, if necessary or desirable, to withhold from any Optionee from any amounts due and payable by the Company to an Optionee (or secure payment from such Optionee in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares of Common Stock issuable under this Plan, and the Company may defer issuance of any shares of Common Stock pursuant to an Option unless indemnified against any such tax to its satisfaction. An Option Agreement may provide that an Optionee may satisfy any withholding tax obligation by (i) a cash payment to the Company, (ii) delivery of previously owned shares of Common Stock, or (iii) authorizing the Company to withhold shares of Common Stock which would otherwise be issuable upon exercise of the Option; provided, however, that the method of satisfying any withholding tax obligation shall be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

8. LEGAL REQUIREMENTS.

     Notwithstanding any other provision of this Plan, the Company shall not be obligated to offer or sell any shares of Common Stock upon exercise of an Option unless the shares to be issued upon such exercise are at that time effectively registered or exempt from registration under the Securities Act, and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Common Stock upon exercise of the Option or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares of Common Stock issued pursuant to Options shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

9. EFFECTIVE DATE; DURATION; SUSPENSION; AND AMENDMENT.

     Unless earlier terminated by the Board, this Plan shall become effective immediately upon approval of the Plan by the stockholders of the Company in accordance with Delaware law and the rules of The Nasdaq Stock Market, Inc. This Plan shall terminate automatically on December 11, 2007 unless terminated earlier by the Board. The Board may suspend this Plan at any time. The Board may amend this Plan at any time; provided, however, that no amendment shall (i) be made without the approval of the stockholders of the Company if stockholder approval of the amendment is at the time required for Options under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, or any successor rule, or by the rules of any stock exchange or over-the-counter market on which the Common Stock may then be listed, or (ii) otherwise amend the Plan in any manner that would cause Options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor rule. Notwithstanding any other provision of this Plan and to the extent required for Options granted under the Plan to qualify for exemption from Section 16(b) of the Exchange Act, in no event shall the provisions of this Plan regarding eligibility to participate in the Plan and the amount, price and timing of Options granted under the Plan be amended more frequently than once every six months other than to comport with changes in the Code or the Employee Retirement Income Security Act, or the rules thereunder. The Board may terminate this Plan at any time. No amendment or termination of the Plan shall, without the written consent of the holder of an outstanding Option awarded under the Plan, adversely affect the rights of such holder with respect thereto. No shares of Common Stock shall be issued or sold pursuant to this Plan after the termination of this Plan, except upon exercise of Options granted before termination.

     Subject to the stockholder approval requirements contained in the preceding paragraph but not withstanding any other provision of the Plan or any Option Agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act). Any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options granted under the Plan notwithstanding any contrary provisions contained in any Option Agreement. In the event of any such amendment of the Plan, the holder of any Option shall, upon request by the Board and as a condition to the exercisability of such Option, execute a conforming amendment in a form prescribed by the Board to his or her Option Agreement within such reasonable time as the Board shall specify in such request.

10. LIMITATION OF RIGHTS.

     Neither this Plan nor the granting of any Option hereunder shall constitute an agreement or understanding that the Company will retain an Optionee for any period of time or at any particular rate of compensation. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until (and then only to the extent that) such Option is exercised and payment of the Purchase Price for the shares with respect to which the Option is exercised is made pursuant to this Plan.

11. CHANGE OF CONTROL.

     Upon the effective date of a Change in Control (as defined below), any and all outstanding Options shall become immediately exercisable in full, notwithstanding any other provision hereof to the contrary. A "Change of Control" shall occur when:

          (a) a "Person" (which term, when used in this Section 11, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange
     Act), directly or indirectly, of Voting Stock representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or

          (b) the stockholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another corporation (other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Company's property and assets, or to liquidate the Company; or

          (c) the individuals who are Continuing Directors of the Company cease for any reason to constitute at least a majority of the Board of the Company.

     The term "Continuing Director" means (i) any member of the Board who is a member of the Board immediately following approval of this Plan by the stockholders of the Company as provided herein, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

     To the extent practicable, the Board or the Committee shall cause written notice of any proposed transaction which could reasonably be expected to effect a Change of Control to be given to all Optionees not less than 30 days prior to the anticipated effective date of the proposed transaction. The Board shall provide written notice of any Change of Control to all Optionees within five business days thereof. Each Optionee shall have the right to exercise all Options held by him in respect of any or all shares then subject thereto on and for a period of 90 days after the effective date of any Change of Control.

12. GOVERNING LAW.

     Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to principles of conflicts of laws, shall govern in all matters relating to this Plan.

PROXY                                                                      PROXY

                                 TELTREND INC.
                620 Stetson Avenue, St. Charles, Illinois 60174

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard L. Kirby, Jr. and Douglas P. Hoffmeyer, and each of them, with or without the other, as the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of Common Stock, $.01 par value, of Teltrend Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters, 620 Stetson Avenue, St. Charles, Illinois 60174, on Thursday, December 11, 1997 at 9:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES HEREIN LISTED, "FOR" APPROVAL OF THE TELTREND INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 25, 1998. SEE REVERSE SIDE.

                                                   (Comments/Change of Address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side)

 ................................................................................

                 -            FOLD AND DETACH HERE             -

                                 TELTREND INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. LOGO

          THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

                                            FOR  WITHHELD FOR ALL
                                            ALL    ALL    EXCEPT                                              FOR  AGAINST  ABSTAIN
1. Election of Directors                                            2. Proposal to approve and adopt the
   Director Nominees:                       / /    / /     / /         Teltrend Inc. 1997 Non-Employee        / /    / /     / /
     Frank T. Cary, Harry Crutcher, III,                               Director Stock Option Plan.
     William R. Delk, Donald R. Hollis,
     Howard L. Kirby, Jr., Susan B. Major,                          3. Proposal to ratify the appointment
     and Bernard F. Sergesketter                                       of Ernst & Young LLP as the Company's
                                                                       independent auditors for the fiscal    / /    / /     / /
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE                            year ending July 25, 1998.
   FOR ALL THE ABOVE NOMINEES.
                                                                    4. In their discretion, the proxies are
                                                                       authorized to vote on such other
----------------------------------------                               matters as may properly come before
Nominee Exception                                                      the Annual Meeting or any adjournment
                                                                       thereof.


                                                          Comments/             Date:________________________________________, 1997
                                                           Change    [  ]
                                                             of                 ___________________________________________________
                                                           Address              Signature(s)
                                                                                ___________________________________________________
                                                                                Signature(s)
                                                                                Note: Please sign exactly as name appears on this
                                                                                proxy. When shares are held by  joint tenants, both
                                                                                should sign. When signing as attorney, executor,
                                                                                administrator, trustee, guardian, corporate officer
                                                                                or partner, give full title as such. If a
                                                                                corporation, please sign in corporate name by an
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by an authorized person.

 ................................................................................

                 -            FOLD AND DETACH HERE             -

       PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN
         THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.